UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2020

Essential Utilities, Inc.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange
6.00% Tangible Equity Units	WTRU	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

The description of the Term Loan Agreement set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 3, 2020, Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), entered into a Credit Agreement with the lenders party thereto and PNC Bank, National Association, as administrative agent (the “Term Loan Agreement”). The Term Loan Agreement provides the Company with short-term borrowing capacity of up to $500,000,000 in term loans. The term loans bear interest at either the Adjusted LIBO Rate or the Alternate Base Rate, as each such term is defined in the Term Loan Agreement, and mature on April 2, 2021. Amounts under the Term Loan Agreement cannot be re-borrowed upon repayment. The Term Loan Agreement includes typical affirmative and negative covenants of the Company, is unsecured and does not include downstream guarantees.

The Company intends to use the proceeds from the term loans for general corporate purposes and to strengthen its liquidity and cash position, and maximize its financial flexibility in light of the uncertainty surrounding the impact of the coronavirus (COVD-19) pandemic. The Company’s Board of Directors believes this is a prudent step to take as the COVID-19 pandemic continues to evolve and impact global capital markets and the communities and customers the Company serves. The Company expects to remain on pace to meet its capital spending plans outlined in the Company’s public disclosures and posted on its website.

The foregoing description of the Term Loan Agreement is only a summary and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is attached hereto as Exhibit 10.1, and is hereby incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The Company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent its views only as of today and should not be relied upon as representing its views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this Current Report. Such forward-looking statements include, but are not limited to statements relating to the capital to be invested by the water, wastewater, and gas distribution divisions of the Company. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including, without limitation, disruptions in the global economy, the spread of the COVID-19 virus resulting in business disruptions, and other factors discussed in our Annual Report on Form 10-K which is filed with the Securities and Exchange Commission. For more information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s annual, quarterly and other SEC filings. The Company is not under any obligation - and expressly disclaims any such obligation - to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Credit Agreement, dated April 3, 2020, among the Company, the lenders party thereto and PNC Bank, National Association, as administrative agent
104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

By:	/s/ Christopher P Luning
Christopher P. Luning
Executive Vice President, General Counsel and Secretary

Dated: April 3, 2020